Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2021, relating to the financial statements of BiomX Inc. as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, appearing in its Annual Report on Form 10-K of BiomX Inc. for the year ended December 31, 2020.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel
March 31, 2021